Exhibit 21.

                        SUBSIDIARIES OF THE REGISTRANT

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

                                                                         Place of         Percentage of
    Name of Company                                                    Incorporation    Voting Securities

ASF Thomas Limited                                                     United Kingdom                   100%
ASF Thomas Industries Holding Deutschland GmbH                         Germany                          100%
ASF Thomas Industries GmbH, Puchheim                                   Germany                          100%
ASF Thomas Industries GmbH, Memmingen                                  Germany                          100%
ASF Thomas Industries GmbH & Co. KG, Wuppertal                         Germany                          100%
ASF Thomas, Inc.                                                       Georgia                          100%
Lighting Center Holdings, Inc.                                         Tennessee                        100%
Blue Grass Holdings Inc.                                               Nevada                           100%
Capri Lighting, Inc.                                                   California                       100%
Thomas Industries Holdings Inc.                                        Delaware                         100%
Gardco Manufacturing, Inc.                                             California                       100%
Lumec, Inc.                                                            Province of Quebec,              100%
                                                                         Canada
Pouliot Designs Corporation                                            Minnesota                        100%
T.I. Industries Corporation                                            Delaware                         100%
TI Pneumotive, Inc.                                                    Delaware                         100%
Thomas Group U.K., Inc.                                                Delaware                         100%
Thomas Imports, Inc.                                                   Nevada                           100%
Thomas Industries Corp.                                                Province of Ontario,             100%
                                                                         Canada
Thomas Industries Export, Inc.                                         U.S. Virgin Islands              100%
Tupelo Holdings Inc.                                                   Delaware                         100%
Thomas Lighting de Mexico, S.A. de C.V.                                Mexico                           100%
Thomas Technologies, Inc.                                              Delaware                         100%
Welch Vacuum Technology, Inc.                                          Delaware                         100%


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                         NON WHOLLY OWNED SUBSIDIARIES

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

                                                                       Place of         Percentage of
    Name of Company                                                    Incorporation    Voting Securities

Lumec-Schreder Inc.                                                    Province of Quebec,               50%
                                                                         Canada
Thomas Americas Industria e Commercio, LTDA                            Brazil                            95%
Yamada Day-Brite, Ltd.                                                 Japan                             50%


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